EXHIBIT 99

CONTACT:

Hasbro, Inc.

Media

Wayne Charness

(401) 727-5983

             or

Investor Relations

Debbie Hancock

(401) 727-5401

Hasbro Comments on Market Rumors

Pawtucket, RI—June 24th -- Hasbro (NYSE:HAS) stated today that it is not having any discussions regarding the sale of the company. Hasbro confirmed that it had been approached by a private equity firm regarding a transaction, and said that its Board of Directors determined that there was no interest in pursuing such transaction.

About Hasbro, Inc.

Hasbro, Inc. (NYSE:HAS) is a worldwide leader in children’s and family leisure time products and services with a rich portfolio of brands and entertainment properties that provides some of the highest quality and most recognizable play and recreational experiences in the world. As a brand-driven, consumer-focused global company, Hasbro brings to market a range of toys, games and licensed products, from traditional to high-tech and digital, under such powerful brand names as TRANSFORMERS, PLAYSKOOL, TONKA, MILTON BRADLEY, PARKER BROTHERS, CRANIUM and WIZARDS OF THE COAST. Come see how we inspire play through our brands at http://www.hasbro.com. © 2010 Hasbro, Inc. All Rights Reserved.

Certain statements contained in this release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include expectations concerning the Company's potential performance in 2010, including with respect to its revenues and earnings per share, potential future dilution associated with the joint venture with Discovery Communications, future opportunities and the Company's ability to achieve its other financial and business goals and may be identified by the use of forward-looking words or phrases. The Company's actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties. Specific factors that might cause such a difference include, but are not limited to: (i) the Company's ability to design, manufacture, source and ship new and continuing products on a timely and cost-effective basis, as well as interest in and purchase of those products by retail customers and consumers in quantities and at prices that will be sufficient to profitably recover the Company's development, manufacturing, marketing, royalty and other costs; (ii) recessions or other economic downturns which negatively impact the retail and credit markets, and the financial health of the Company's retail customers and consumers, and which can result in lower employment levels, less consumer disposable income, lower consumer confidence and, as a consequence, lower consumer spending, including lower spending on purchases of the Company's products, (iii) other economic and public health conditions in the markets in which the Company and its customers and suppliers operate which impact the Company's ability and cost to manufacture and deliver products, such as higher fuel and other commodity prices, higher labor costs, higher transportation costs, outbreaks of SARs, bird flu or other diseases which affect public health and the movement of people and goods, and other factors, including government regulations, which can create potential manufacturing and transportation delays or impact costs, (iv) currency fluctuations, including movements in foreign exchange rates, which can lower the Company's net revenues and earnings, and significantly impact the Company's costs; (v) the concentration of the Company's customers, potentially increasing the negative impact to the Company of difficulties experienced by any of the Company's customers; (vi) greater than expected costs, or unexpected delays or difficulties, associated with the Company's investment in its joint venture with Discovery Communications, LLC, the rebranding of the joint venture network, development of Hasbro Studios, and the creation of new content to appear on the network and elsewhere, (vii) consumer interest in and acceptance of the joint venture network, and other factors impacting the financial performance of the joint venture and Hasbro Studios, (viii) the inventory policies of the Company's retail customers, including the concentration of the Company's revenues in the second half and fourth quarter of the year, together with increased reliance by retailers on quick response inventory management techniques, which increases the risk of underproduction of popular items, overproduction of less popular items and failure to achieve tight and compressed shipping schedules; (ix) work stoppages, slowdowns or strikes, which may impact the Company's ability to manufacture or deliver product in a timely and cost-effective manner; (x) the bankruptcy or other lack of success of one of the Company's significant retailers which could negatively impact the Company's revenues or bad debt exposure; (xi) the impact of competition on revenues, margins and other aspects of the Company's business, including the ability to secure, maintain and renew popular licenses and the ability to attract and retain talented employees in a competitive environment; (xii) concentration of manufacturing for many of the Company's products in the People's Republic of China and the associated impact to the Company of public health conditions and other factors affecting social and economic activity in China, affecting the movement of products into and out of China, and impacting the cost of producing products in China and exporting them to other countries; (xiii) the risk of product recalls or product liability suits and costs associated with product safety regulations; (xiv) other market conditions, third party actions or approvals and the impact of competition which could reduce demand for the Company's products or delay or increase the cost of implementation of the Company's programs or alter the Company's actions and reduce actual results; (xv) the risk that anticipated benefits of acquisitions may not occur or be delayed or reduced in their realization; and (xvi) other risks and uncertainties as may be detailed from time to time in the Company's public announcements and SEC filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.